SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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INDEPENDENT BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDEPENDENT BANCSHARES, INC.
(the "Company")
60 Southwest 17th Street
Post Office Box 2900
Ocala, Florida 34478-2900

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 16, 2007
TIME:	4:00 P.M.
PLACE:	60 Southwest 17th Street Ocala, Florida 34478

Dear Shareholders:

            At the Company's 2007 Annual Shareholders Meeting (the "Annual Meeting"), we will ask you to:

    Elect directors, in the number and for the term described in the Proxy Statement;

    Ratify the selection and appointment of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for fiscal year 2007; and

    Transact any other business, including shareholder proposals, that may properly come before the Annual Meeting.

            If you were a shareholder of record at the close of business on April 5, 2007, you may vote at the Annual Meeting. In addition to the proxy statement and the proxy card with voting instructions, a copy of the Company's annual report on Form 10-KSB, which is not part of the proxy soliciting material, is enclosed.

            It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may revoke any proxy in the manner described in the Proxy Statement at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

April 16, 2007	By Order of the Board of Directors,
/S/ Mark A. Imes Mark A. Imes President and Chief Executive Officer

1

INDEPENDENT BANCSHARES, INC.
60 Southwest 17th Street
Post Office Box 2900
Ocala, Florida 34478-2900

PROXY STATEMENT FOR THE
2007 Annual MEETING OF SHAREHOLDERS
To Be Held May 16, 2007, Beginning at 4:00 P.M.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

            We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Independent BancShares, Inc., a Florida corporation (the "Company") is soliciting your proxy to vote at the Annual Meeting of the Company's shareholders on May 16, 2007, beginning at 4:00 P.M. (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company at 60 Southwest 17th Street, Ocala, Florida 34478. This proxy statement summarizes the information that you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 16, 2006, to all shareholders entitled to vote. Only shareholders who owned the Company's common stock at the close of business on April 5, 2007, (the "Record Date") are entitled to vote. On the Record Date there were 1,235,646 shares of the Company's common stock, par value $2.00 per share (the "Common Stock") issued and outstanding. The Common Stock is the Company's only class of voting stock.

How many votes do I have?

            Each share of the Common Stock that you own entitles you to one vote. The enclosed proxy card indicates the number of shares of the Common Stock that you own.

How do I vote by proxy?

            Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the enclosed proxy card and return it to us promptly in the accompanying envelope. Returning the proxy card will not affect your right to attend and vote at the Annual Meeting.

            If you properly complete and sign the proxy card and send it to us in advance of the Annual Meeting, your Proxy (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board as follows:

  "FOR" the election of all twelve (12) directors,

  "FOR" the ratification of the selection and appointment of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for fiscal year 2007; and

  "FOR" or "AGAINST", in the Proxy's discretion, with respect to any other business which may properly come before the Annual Meeting.

May I revoke my proxy?

            If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of three ways:

    You may send in another proxy with a later date.

    You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    You may vote in person at the Annual Meeting.

How do I vote in person?

            If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter or proxy from the nominee indicating that you are the beneficial owner of the shares on the Record Date in order for you to be able to vote at the meeting.

What constitutes a quorum and what vote is required to approve each proposal?

            The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present and are, therefore, counted to determine a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of your Proxy to vote the shares represented by the proxies held by him for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

            Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors. That is, the nominees receiving the greatest number of votes will be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other business that may properly come before the meeting or any adjournment thereof.

            Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of votes against the nominee. Broker non-votes, if any, will not affect the outcome of the election of directors or of the vote on any other proposal.

Is voting confidential?

            We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only the Company's Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to comply with legal requirements. We will, however, forward to management any written comments that you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

            The Company will pay all the costs of soliciting these proxies, estimated at $11,000. In addition to mailing proxy-soliciting material, the Company's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

GOVERNANCE OF THE COMPANY

The Board of Directors and Committees

            The Company's Board of Directors oversees the business and affairs of the Company and its sole subsidiary, Independent National Bank ("Bank"), and monitors the performance of their management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company. The directors keep themselves informed through discussions with key executives and the Company's principal external advisers, including legal counsel and outside auditors, by reading reports and other materials that the Company's management sends to them and by participating in Board and committee meetings.

            The Board of Directors of the Company held twelve (12) meetings during the year ended December 31, 2006. Each director attended at least 75% of the aggregate of such meetings. Directors are encouraged to attend the annual meeting of shareholders. All of the directors attended the 2006 Annual Meeting of the Shareholders. All but two of the directors were and are "independent" as defined in the listing standards of the Nasdaq Stock Market ("NASDAQ").

            The Board of Directors has a standing Audit Committee composed of Robert A. Ellinor, Billy G. Gadd, Lanford T. Slaughter, D.D.S., Frank E. Stafford, C.P.A. and Michael J. Webb, M.D., all of whom are 'independent' as defined in NASDAQ listing standards. Mr. Gadd presides as chairman of the Audit Committee. The Board of Directors has determined that Mr. Stafford qualifies as the audit committee financial expert for purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC"). The charter of the Audit Committee is attached to this Proxy Statement.

            The Company does not have a standing nominating committee. The entire Board of Directors has participated in the consideration of director nominees. Given our relatively small market capitalization and the relative unlikelihood that a non-shareholder would be willing to serve as a director of a holding company which owns a community bank, we do not believe that maintaining a nominating committee would lead to the identification of a broader pool of candidates eligible and willing to serve as directors of the Company.

            The Board of Directors considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board must notify the Secretary of the Company in writing at the Company's principal executive offices as provided on page 16 of this Proxy Statement. Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the criteria for directors used by the Board in the nomination process.

            If the Board identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or the expand the size of the Board, the Board considers candidates from a variety of sources. The process followed by the Board to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of selected candidates by members of the Board. Recommendations by the Board of candidates for inclusion in the Board slate of director nominees are based upon criteria such as business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to the Board's activities and the absence of potential conflicts with the Company's interests. The Board also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

            The Board of Directors has a standing Compensation Committee comprised of Charles H. Deters, Billy G. Gadd and John L. Peterson, all of whom are "independent" as defined in NASDAQ listing standards. Mr. Deters presides as chairman of the Compensation Committee. The charter of the Compensation Committee is attached to this Proxy Statement.

            The Compensation Committee has the sole authority to set compensation of the Chief Executive Officer, including base salary and incentive compensation of all kinds, and has the responsibility to review and approve such compensation of all other officers of the Company and the Bank. In determining the compensation of the Chief Executive Officer, the Committee considers, among other factors it deems appropriate from time to time, the Company's and the Bank's performance and relative shareholder return, the value of similar incentive awards granted to chief executive officers at banks (and bank holding companies) comparable in size and market area to the Company and the Bank.

            The Committee may, to the extent permitted under applicable law, delegate any of its responsibilities to a subcommittee of one or more of its members, the Board of Directors or members of management. The Chief Executive Officer is not assigned any specific role in determining or recommending the amount or form of executive and director compensation. The Committee has sole authority to select, retain and terminate a compensation consultant and approve such consultant's fees and other retention terms. Currently, no compensation consultant has been engaged.

Compensation of Directors

            In 2006, each director received $1,000 for each meeting of the Board of Directors of the Bank attended, and $50 for each meeting of the various committees of the Bank's Board of Directors attended.

Communications to the Board of Directors

            Shareholders and other interested parties are encouraged to communicate directly with the Company's Chairman of the Board of Directors by writing to the Chairman of the Board, at the Company's address. Each letter sent in accordance with the above instructions will be automatically sent to all of the independent directors. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

Report of the Audit Committee

            The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee's role includes overseeing the work of the Company's internal accounting and auditing processes and discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The functions of the Audit Committee are focused on three areas:

    the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements;

    the performance of the Company's internal auditors and the independence and performance of the Company's independent auditors; and

    the Company's compliance with legal and regulatory requirements

            The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee periodically reviews the independent auditor's performance, fees and independence from management.

            The directors who serve on the Audit Committee are all "Independent" as defined in NASDAQ's listing standards. That is, the Board of Directors has determined that no Audit Committee member has a relationship to the Company that may interfere with his or her independence from the Company and its management.

            The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Frank E. Stafford, CPA, is an "Audit Committee financial expert" as defined by Securities and

Exchange Commission ("SEC") rules. The Board has adopted and annually reviews a written charter setting out the functions the Audit Committee is to perform.

            Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

            This year, we reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended December 31, 2006, and met with both management and Hacker, Johnson & Smith PA, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

            We have received from and discussed with Hacker, Johnson & Smith PA, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3600T, and have discussed with Hacker, Johnson & Smith PA, its independence. We also discussed with Hacker, Johnson & Smith PA, the matters required to be discussed by statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

            Based on these reviews and discussions, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2006, to be filed with the SEC. We have also selected Hacker, Johnson & Smith PA, as the Company's independent auditor for fiscal year 2007.

Billy G. Gadd, Chairman
Robert A. Ellinor
Lanford T. Slaughter, D.D.S.
Frank E. Stafford
Michael J. Webb, M.D.

PROPOSAL 1. - ELECTION OF DIRECTORS

General Information

            The Company's Board of Directors is composed of twelve members, all of whom are standing for election at this Annual Meeting.

            Directors are elected by the plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting; that is, the nominees receiving the largest number of votes will be elected.

            Under the Company's Bylaws, vacancies occurring on the Board of Directors between Annual Meetings may be filled by the vote of a majority of the directors then in office to serve for the unexpired term of the director whose vacancy is being filled.

            Each proxy that a shareholder executes and returns will be voted according to its terms. If a proxy does not otherwise specify, it will be voted for the election of all of the nominees named below. Management of the Company has received the consent of the nominees named in this Proxy Statement and their agreement to serve as directors if elected.

Information Concerning Current Directors and Nominees for Director.

            The biography of each nominated director of the Company follows. Except as otherwise indicated, each nominee has been or was engaged in his/her present or last principal occupation, in the same or a similar position, for more than five years.

John L Peterson, D.V.M.	65

John L. Peterson, D.V. M., is a founding Director of the Company and the Bank, having been elected to the Board in 1988. Dr. Peterson is the Chairman of the Board, having been elected in 2003. He is a member of the Branching, Asset/Liability, Compensation and Strategic Planning Committees. He is the chairman of the Finance Committee. He is the owner of Spring Hollow Farms, Inc. and President of Peterson, Smith Equine Hospital. Dr. Peterson graduated from Iowa State University with degree in Veterinary Medicine.

Charles H. Deters	77

Charles H. Deters is a founding Director of the Company and the Bank, having been elected to the Board in 1988. He is the Vice-Chairman of the Board and serves as Chairman of the Compensation Committee, a member of the Finance and Asset/Liability Committees and chairman of the Branching Committee. Mr. Deters is an attorney and the owner of numerous businesses including Snappy Tomato Pizza, Covington Ky.; Deters Company, Ben-D Farm, Ben-D, Inc., Legal, Inc., and Independence Town Center, LLC. Mr. Deters is an alumnus of Thomas Moore College and the University of Cincinnati.

Mark A. Imes	44

Mark A. Imes was elected President, CEO and to the Board of Directors on June 14, 2006. He is a member of Branching, Finance, Strategic Planning, Disaster Control, Community Reinvestment Act and Technology Committees. Mr. Imes is Chairman of the Asset/Liability Committee. From September 2004 to June 2006 he served as President of the Ocala City Division of Wachovia Bank. During 1991-2004 Mr. Imes served in various lending and operational capacities with Barnett Bank, N.A., now Bank of America, N.A. Mr. Imes graduated from Vanderbilt University with a B.A. in Economics. He serves on the Board of Directors of Kids Central, Inc., Early Learning Coalition of Marion County ,Childhood Development Services, Inc., and Boys and Girls Club of Marion County, and has served as the 2005 Campaign Chair of the United Way of Marion County.

Jeremy J. Deters	33

Jeremy J. Deters was elected to the Board in 2002. He is a member of the Finance and Asset/Liability Committees. Mr. Deters is an attorney and the owner of GJ Taylor Mill, LLC. Mr. Deters is an alumnus of Thomas Moore College and the University of Cincinnati. Mr. Deters is the son of Charles H. Deters.

David A. Dizney	43

David A. Dizney was elected to the Board in 2003. He is a member of the Finance and Asset Liability Committees. Mr. Dizney is a Healthcare Executive for United Medical Corporation and the President of Tenbrook Mental Health Care Facilities. He is a graduate of Northwestern University's Kellogg School of Management.

Robert A. Ellinor	67

Robert A. Ellinor was elected to the Board in 1989. Until June 14, 2006, he served as the President and CEO of the Company and the Bank. He is a member of the Audit Committee. Mr. Ellinor has a B.S. in marketing from Florida State University and is a graduate of Consumer Banking School, University of Virginia and Florida Trust School, University of Florida.

Billy G. Gadd	73

Billy G. Gadd is a founding Director of the Company and the Bank, having been elected to the Board in 1988. Mr. Gadd also served as Chairman of the Board until 2003. He is Chairman of the Audit Committee, a member of the Compensation, Finance, Asset/Liability and Technology Committees. Mr. Gadd is the Chairman of the Strategic Planning and Business Development Committees. He is a former real estate developer and owner of Gadd Enterprises. Mr. Gadd is an alumnus of Florida State University.

Digvijay L. Gaekwad	46

Digvijay "Danny" L. Gaekwad was elected to the Board in 2001. He is a member of the Finance, Asset/Liability and Disaster Control Committees. Mr. Gaekwad is the president of NDS, USA, LLC, a medical billing & transcription service, insurance claims adjudication and customer service call center company. He is the president of Karan of Ocala, Inc. a convenience store and gas station acquisition, development and re-sale company. Mr. Gaekwad is the president of MGM Hotels, LLC, Premier Ocala Property, Kunal Hotels, LLC, Kunal II, LLC, Pensacola LLC, and Indo-American Investment Realty, Inc. Mr. Gaekwad is a member of the Lions Club and the Marion County Chamber of Commerce.

Deborah A. Klugger	52

Deborah A. Klugger was elected to the Board in 2004. She is a member of the Finance and Asset/Liability Committees. Ms. Klugger is the Vice President/Secretary/Treasurer of Center State Construction, and President of Center State Realty, Inc. She has been a licensed mortgage broker since 1985. Ms. Klugger is a member of the Marion Co. Realtor Association, the Royal Dames for Cancer Research and past President of the Marion County Builders Association (2001-2003). Ms. Klugger is a graduate of Bryant and Stratton Business College (1972).

Lanford T. Slaughter, D.D.S.	66

Lanford T. Slaughter, D.D.S., is a founding Director of the Company and the Bank, having been elected to the Board in 1988. He is a member of the Audit and Disaster Control Committees. Dr. Slaughter is the owner of his Dentistry practice. He is a member of the Elks Lodge, Shrine Club and Masonic Lodge. Dr. Slaughter is a graduate of the University of Florida (Biology/Chemistry), Florida Southern University (Chemistry-B.S.), and the Medical College of Virginia (Dentistry).

Frank E. Stafford, C.P.A.	61

Frank E. Stafford, C.P.A., was elected to the Board in 2003. He is a member of the Audit and Finance Committees. Mr. Stafford is the President/Partner of Duggan Joiner& Co. CPAs. He is the founder of Leadership Ocala and a graduate of the Florida Atlantic University.

Michael J. Webb, M.D.	58

Michael J. Webb, M.D., is a founding Director of the Company and the Bank, having been elected to the Board in 1988. He is a member of the Audit, Technology and Business Development Committees. Dr. Webb is the General Partner/Medical Director for Webb Medical Services, Inc. and General Partner in Oakbrook Medical Ltd. Dr. Webb has a BS in Math and Pre-Med from the University of Florida; University of Miami-School of Medicine (M.D.); Hershey Medical Center/Penn State University (Emergency Medicine).

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL TWELVE NOMINEES FOR DIRECTOR

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

Beneficial Owners of More than 5% of the Common Stock:

            The following table contains information as of March 30, 2007, after giving effect to the 5% stock dividend effective as of March 15, 2007, regarding each beneficial owner of more than five percent of the Company's only class of voting securities, the Common Stock. Unless otherwise indicated in a footnote, each such person has sole voting and investment power with respect to shares he or she beneficially owns. None of the shares listed below are shares with respect to which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act. The address of each person listed below is the address of the Company's principal office.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Total Common Shares
Charles H. Deters	236,201(1)	19.12%
Donald R. Dizney	159,052(2)	12.87%
John C. Weber	122,920	9.95%
Gregory Constantine, Jr.	98,905(3)	8.00%
Edna R. Etheridge	69,918	5.66%

  Includes 220,965 shares held jointly with Mr. Deters' wife and 3,300 shares held by an IRA for the benefit of Mr. Deters.

  Includes 1,568 shares held by Mr. Dizney's wife, as to which Mr. Dizney disclaims beneficial interest.

  Includes 65,013 shares held jointly with Mr. Constantine's wife.

Share Ownership of Directors and Executive Officers

            The following table contains information as of March 30, 2007, after giving effect to the 5% stock dividend effective as of March 15, 2007, regarding the ownership of the Company's Common Stock by each director and executive officer and all of the directors and officers as a group. Unless otherwise indicated in a footnote, each such person has sole voting and investment power with respect to shares he or she beneficially owns. None of the shares listed below are shares with respect to which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act. The address of each director and executive officer is the address of the Company's principal office.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Total Common Shares
John L. Peterson, DVM, Chairman of the Board of Directors	35,260(1)	2.85%
Charles H. Deters, Vice Chairman of the Board of Directors	236,201(2)	19.12%
Mark A. Imes, President, Chief Executive Officer and Director	1,050	0.08%
Dennis M. Clarke, Chief Financial Officer	220	0.02%
Jeremy J. Deters, Director	9,835	0.80%
David A. Dizney , Director	6,140(3)	0.50%
Robert A. Ellinor, Director	12,789(4)	1.04%
Billy G. Gadd, Director	14,792(5)	1.20%
Digvijay L. Gaekwad, Director	6,625(6)	0.54%
Deborah A. Klugger, Director	1,248	0.10%
Lanford T. Slaughter, D.D.S., Director	44,554(7)	3.61%
Frank E. Stafford, CPA, Director	1,633	0.13%
Michael J. Webb, MD, Director	1,787(8)	0.14%
All Directors and Executive Officers as a Group	372,134	30.11%

  Includes 32,601 shares held jointly with Mr. Peterson's wife and 193 shares held by Mr. Peterson's wife as custodian for Caitlin Peterson, as to which Mr. Peterson disclaims beneficial interest.

  Includes 220,965 shares held jointly with Mr. Deters' wife and 3,300 shares held by an IRA for the benefit of Mr. Deters.

  Includes 1,296 shares held by Mr. Dizney's wife, as to which Mr. Dizney disclaims beneficial interest.

  Includes 5,672 shares held jointly with Mr. Ellinor's wife and 7,117 shares held by an IRA for the benefit of Mr. Ellinor.

  Includes 6,563 shares held jointly with Mr. Gadd's wife, 487 shares held by an IRA for the benefit of Mr. Gadd and 128 shares held as custodian for Patrick Gadd Hughes, as to which Mr. Gadd disclaims beneficial interest.

  Held jointly with his wife.

  Includes 26,692 shares held jointly with Mr. Slaughter's wife and 11,334 shares held by an IRA for the benefit of Mr. Slaughter.

  Includes 121 shares held jointly with Dr. Webb's wife.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

            The following table sets forth the total compensation paid to the named executive officers of the Company for the last two fiscal years:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Mark A. Imes, President and Chief Executive Officer	2006*	67,500	2,500	-0-	-0-	-0-	-0-	23,608(1)	93,608
Robert A. Ellinor, Former President and Chief Executive Officer	2006 2005	85,109 128,123	3,231 17,491	-0- -0-	-0- -0-	-0- -0-	-0- -0-	47,671(1) 14,050(1)	136,011 159,664
Theodore E. Salb, Jr., Senior Vice President and Chief Lending Officer of the Bank	2006 2005	93,115 83,861	28,214 30,459	-0- -0-	-0- -0-	-0- -0-	-0- -0-	4,193 6,601	125,523 120,921

*Mr. Imes replaced Mr. Ellinor as President and Chief Executive Officer of the Company on June 14, 2006.

(1) Includes director fees.

            Effective May 26, 2006, the Company and the Bank entered into an employment agreement with Mark A. Imes, their President and Chief Executive Officer. Under the agreement, Mr. Imes is entitled to receive a base annual salary of $130,000, the sum of $1,000 for attending each meeting of the Board of Directors of the Bank and to be covered under the Bank's health benefit plan, Mr. Imes is also reimbursed for automobile, travel and other business expenses incurred in the Company's or the Bank's business, and for dues or fees incurred by him as a member of social, civic and other organizations of which he is a member and which have been approved by the Company. The agreement contemplates that an incentive compensation plan for Mr. Imes will be developed by the Company and the Bank in the very near future. The plan will provide for annual cash bonuses and sporadic stock options (or stock) grants contingent upon the Bank's performance meeting predetermined return-on-asset, return-on-equity and earnings benchmarks and minimum asset quality criteria. Under the agreement, upon a change in control of the Company or the Bank, Mr. Imes will receive a lump sum equal to one year's base salary and director's fees plus $35,000. In addition, any then unvested stock options will vest as of the date of the change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who beneficially own more than 10% of Common Stock (the "Reporting Persons") to file reports of ownership and changes of ownership with the SEC and to furnish the Company with copies of Section 16(a) forms so filed. Based solely on a review of copies of such forms received, the Company believes that all of the Reporting Persons timely met their filing obligations for the fiscal year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            During 2006, seven directors or executive officers of the Company were borrowers with respect to loans or lines of credit with the Bank that, in the aggregate, exceeded $3 million. These loans and lines of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL 2. - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            You are asked to ratify the Audit Committee's selection of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for 2007. Hacker, Johnson & Smith PA, has audited the accounts of the Company since 2005. The Board of Directors considers it desirable to continue the services of Hacker, Johnson & Smith PA.

            Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company's independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Hacker, Johnson & Smith PA, for ratification by shareholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the shares of common stock represented at this Annual Meeting is required to approve the ratification of the selection of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for the current fiscal year.

Changes and Disagreements with Accountants.

            Hacker, Johnson & Smith PA, were engaged on September 28, 2005, after Osburn, Henning and Company ("OH"), the Company's independent registered public accounting firm prior to 2005, resigned on August 17, 2005. In this connection:

  OH's reports on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and any such report was not modified as to uncertainty, audit scope or accounting principle;

  The change in independent registered public accounting firms was approved by the Company's Board of Directors; and

  There have been no disagreements with OH, whether or not resolved, on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to OH's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any of its reports.

            The Company had not previously consulted Hacker, Johnson & Smith PA, regarding:

  The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; or

  Concerning any subject matter of a disagreement with OH.

            Also, Hacker, Johnson & Smith PA, had not previously provided either written or oral advice that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Fees paid to Independent Registered Public Accounting Firm.

            The fees billed or expected to be billed by Hacker, Johnson & Smith PA, for professional services rendered to the Company during 2006 are set forth below. The Audit Committee has concluded that the provision of non-audit services by the independent registered public accounting firm to the Company did not and does not impair or compromise the auditors' independence.

	2006	2005
Audit Fees	$36,500	$42,750
Tax fees	7,400	4,685
All Other Fees	12,500	7,050
Total	$56,400	$54,485

Pre-Approval of Services Provided By the Independent Registered Public Accounting Firm.

            The Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the Company's independent registered public accounting firm and has established a policy concerning the pre-approval of services performed by the Company's independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), (ii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations and (ii) audits of employee benefit plans, if any. If the project is in a permitted category, it is considered pre-approved by the Audit Committee. All other services require specific pre-

approval by the Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing all service fees, along with a reasonably detailed description of the nature of the engagement.

            All audit, audit-related and tax services preformed by Hacker, Johnson& Smith PA, in fiscal year 2006 were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of non-audit services by Hacker, Johnson & Smith PA, during fiscal year 2006 was compatible with maintaining auditor independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF HACKER, JOHNSON & SMITH PA, AS THE COMPANY'S INDEPENDENT registered public accounting firm.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

            Management knows of no matters other than those above that are to be brought before the 2007 Annual Meeting. However, if any other matter should be presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the proxy holder to vote the Proxy in accordance with his judgment of what is in the best interest of the Company.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials and Requirements for Shareholder Proposals to be Brought Before an Annual Meeting.

            Under the rules of the SEC, if a shareholder wants the Company to include a proposal in the Proxy Statement and form of proxy for presentation at the 2008 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by December 15, 2007. The proposal should be sent to the attention of the Secretary of the Company.

            If you wish to nominate directors or bring other business before the 2008 Annual Meeting without such item being included in the Company's 2008 Proxy:

    You must notify the Company's Secretary in writing not less than 30 days before the Annual Meeting.

    If the Company gives you fewer than 40 days' notice or prior public disclosure of the meeting date, however, you may notify the Company's Secretary within 10 days after the notice of the meeting date was mailed or publicly disclosed.

    Your notice should contain a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; the name and address, as they appear in the Company's books, of the shareholder proposing such business; the class and number of shares of the Company that are beneficially owned by the shareholder; and any material interest of the shareholder in such business. If the Company receives notice of a shareholder proposal outside of this time frame, the individuals named in the proxies solicited by the Company's Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

            Please note that these requirements relate only to matters that you wish to bring before your fellow shareholders at an Annual Meeting. They are separate from the SEC's requirements, if any, to have your proposal included in the Company's proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
_________________________ Mark A. Imes President and Chief Executive Officer

PROXY
Independent BancShares, INC. 60 Southwest 17th Street Ocala, Florida 34478

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Mark A. Imes, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of the common stock of Independent BancShares, Inc. held of record by the undersigned on April 5, 2007, at the Annual Meeting of Shareholders to be held on May 16, 2007, or any adjournment thereof.

  ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
[ ] FOR all nominees listed below (except as marked to the contrary below) (Terms expiring in 2008)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
Charles H. Deters	Billy G. Gadd	John L. Peterson, D.V.M.
Jeremy Deters	Digvijay L. Gaekwad	Lanford T. Slaughter, D.D.S.
David Dizney	Mark A. Imes	Frank E. Stafford, Jr., C.P.A.
Robert A. Ellinor	Deborah A. Klugger	Michael J. Webb, M.D.

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  RATIFICATION OF THE SELECTION AND APPOINTMENT OF HACKER, JOHNSON & SMITH PA (The Board of Directors recommends a vote "FOR" ratification of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for the year 2007.)

[ ] FOR ratification of Hacker, Johnson & Smith PA, as the Company's independent registered public accounting firm for the fiscal year 2007.	[ ] AGAINST	[ ] ABSTAIN

  IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
  AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	______________________________________, 2007 Date ____________________________________________ Signature ___________________________________________ Signature if held jointly